EXHIBIT 99.1

NEWS RELEASE

IPC Investor Contact: Stephanie Willerton IPC New York 212.858.7960 investors@ipc.com

IPC Reports Fiscal Third Quarter 2004 Results

Fiscal Q3 Results Summary (in millions)

	Fiscal Three Months
	Ended June 30
	2004	2003
Revenues	$60.3	$44.5
Income (loss) from continuing operations, net of tax	$2.1	($1.4)
(Loss) income from discontinued operations, net of tax	($3.3)	$0.4
Net loss	($1.3)	($1.0)

New York, August 4, 2004 — IPC Acquisition Corp. (IPC), the leading provider of mission-critical trading floor communication systems for the global financial services industry, today reported its fiscal third quarter 2004 financial results for the three months ended June 30, 2004.

Revenue in the third quarter 2004 increased 36% over last year’s third quarter to $60.3 million. The increase in 2004 revenues reflects both improved Trading System installation and service revenue and the inclusion of the Network Services operations for the full quarter. Revenue was comprised of $47.1 million from Trading Systems operations, and $13.2 million from Network Services operations. This compares to the third quarter of 2003, in which consolidated revenues of $44.5 million were comprised of $40.5 million from Trading Systems and $4.0 million from Network Services.

The results present the I.T.S. division as a discontinued operation, reflecting the sale of its assets in July 2004. Financial expectations for this division for the full fiscal year 2004 were $46 million of revenue and $200,000 of operating income. The loss from discontinued operations includes charges for disposal of the business as well as operating losses for the 9 months ended June 30, 2004.

“I am very pleased with this quarter’s results. The business environment has improved considerably for our customers, and we are seeing a willingness by banks and brokerages to invest in new trading floor technology, especially Voice over IP and business continuity solutions to make their trading operations more resilient,” said Lance Boxer, chief executive officer.

“As a result, our Trading Systems bookings are up significantly, and we also realized strong organic revenue growth in the Network Services business. Furthermore, we have taken steps to prepare IPC for future growth by selling I.T.S., a non-core asset, and focusing our efforts on expanding our role as a strategic technology partner for our clients.”

-more-

IPC Announces Fiscal Third Quarter 2004 Results cont.

IPC ACQUISITION CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share Amounts)
(Unaudited)

	June 30,	September 30,
	2004	2003
Assets
Assets:
Cash	$17,403	$25,800
Accounts receivable, net of allowance of $1,400 and $732, respectively	42,180	40,409
Inventories, net	25,054	22,728
Prepaid and other current assets	4,029	5,427
Current assets of discontinued operations	9,918	27,556

Total current assets	98,584	121,920
Property, plant and equipment, net	24,142	23,851
Goodwill	89,746	82,108
Intangible assets, net	196,394	197,930
Deferred financing costs, net	12,909	14,146
Other assets	1,095	1,221
Non-current assets of discontinued operations	287	3,734

Total assets	$423,157	$444,910

Liabilities and Stockholders’ Equity
Liabilities:
Current portion of long term debt	$550	$550
Accounts payable	6,169	2,753
Accrued expenses and other current liabilities	25,286	27,023
Income taxes payable	2,538	4,208
Customer advances on installation contracts	18,453	16,754
Deferred revenue on maintenance contracts	14,248	13,095
Current portion of guarantees on former parent obligations	1,353	1,353
Deferred purchase consideration	—	6,722
Current liabilities of discontinued operations	1,794	3,820

Total current liabilities	70,391	76,278
Term loan	54,175	54,450
Senior subordinated notes	150,000	150,000
Deferred taxes, net	13,324	12,182
Deferred compensation	2,874	2,936
Guarantees on former parent obligations and other long-term liabilities	208	1,885

Total liabilities	290,972	297,731

Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.01 par value, (25,000,000 shares authorized; 14,718,592 shares issued and outstanding at June 30, 2004; 14,724,380 shares issued and outstanding at September 30, 2003)	147	147
Paid in capital	145,796	145,846
Notes receivable for purchases of common stock	(275)	(393)
Accumulated deficit	(23,358)	(5,161)
Accumulated other comprehensive income	9,875	6,740

Total stockholders’ equity	132,185	147,179

Total liabilities and stockholders’ equity	$423,157	$444,910

IPC Announces Fiscal Third Quarter 2004 Results cont.

IPC ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Revenue:
Product sales and installations	$21,527	$18,157	$75,228	$63,068
Service	38,786	26,349	107,603	69,056

	60,313	44,506	182,831	132,124

Cost of goods sold (depreciation shown separately):
Product sales and installations	10,423	10,123	35,595	30,937
Service	19,101	12,577	53,082	32,060
Depreciation and amortization	1,029	556	2,739	1,152

	30,553	23,256	91,416	64,149

Gross profit	29,760	21,250	91,415	67,975
Research and development	3,809	2,784	10,817	8,447
Selling, general and administrative	13,556	10,883	41,229	29,225
Depreciation and amortization	5,535	4,678	15,970	14,087

Income from operations	6,860	2,905	23,399	16,216
Other income (expense):
Interest expense, net	(5,391)	(6,008)	(16,727)	(18,690)
Other income, net	223	2,012	530	3,339

Income (loss) from continuing operations before income taxes	1,692	(1,091)	7,202	865
Income tax expense (benefit)	(368)	303	3,821	2,655

Income (loss) from continuing operations	2,060	(1,394)	3,381	(1,790)
Income (loss) from discontinued operations, net of tax	(3,334)	427	(3,614)	10

Net loss	$(1,274)	$(967)	$(233)	$(1,780)

IPC Announces Fiscal Third Quarter 2004 Results cont.

Editor’s Note

•	IPC earnings conference call is scheduled for 11:00 a.m. E.T. Thursday, August 5, 2004. Dial 800-289-0730 or 913-981-5509 with conference code 598008 or access via the Web at www.ipc.com or http://www.firstcallevents.com/service/ajwz409329691gf12.html

•	Conference call replays will be available over the Web through December 5, 2004 at www.ipc.com.

About IPC
IPC is a leading provider of mission-critical trading floor communication systems and network services to the global financial services industry. With more than 30 years of trading room expertise, IPC provides its systems and services to most of the world’s largest financial institutions and has more than 100,000 trading systems deployed in 50 countries. IPC offers its customers an integrated suite of products and enhanced services that include its advanced IQMX Voice over IP trading system, voice and integrated network services to 40 countries, and comprehensive business continuity planning. Based in New York, IPC has approximately 700 employees throughout the Americas, Europe, and the Asia Pacific region. For more information visit www.ipc.com.

Statements made in this news release that state IPC’s or its management’s intentions, beliefs, expectations, or predictions for the future constitute “forward looking statements” as defined by federal securities laws, which involve significant risks and uncertainties. Many risks and uncertainties are inherent in the telecommunications equipment industry. Others are more specific to our operations. The occurrence of the events described and the achievement of the expected results depend on many factors, some or all of which are not predictable or within our control. Actual results may differ materially from results discussed in these forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements, are risks associated with substantial indebtedness, leverage and debt service, risks relating to the performance of our business and future operating results, risks of competition in our existing and future markets, loss or retirement of key executives, risks related to the notes and to high yield securities generally, general business and economic conditions, market acceptance issues, including potential technology changes and the risks inherent in new product and service introductions and the entry into new geographic markets, as well as those risk factors described in our filings with the SEC. ©2004 IPC Acquisition Corp. All Rights Reserved. IPC, IQMX, and ICMX are trademarks of IPC. All other trademarks are the property of their respective owners.

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